SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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DIGITAL VIDEO SYSTEMS, INC.
 (Name of Registrant as Specified in its Charter)

__________________________________________________________________________
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2001

_____________________________________

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Video Systems, Inc., a Delaware corporation ("DVS" or "the Company"), will be held on Friday, June 22, 2001 at 4:00 p.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 950 Page Mill Road, Palo Alto, CA 94304, Room 2D, for the following purposes:

    To elect eight directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

    To ratify the appointment by the Board of Directors of the firm Burr Pilger & Mayer LLP as the Company's independent accountants for the year ending December 31, 2001; and

    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of the Company's common stock at the close of business on April 27, 2001, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors

of Digital Video Systems, Inc.

Mali Kuo

Co-Chairman of the Board, Chief Executive Officer

Mountain View, California

May 3, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

DIGITAL VIDEO SYSTEMS, INC.

___________________

PROXY STATEMENT

FOR

2001 ANNUAL MEETING OF STOCKHOLDERS

___________________

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.0001 per share (the "Common Stock"), of Digital Video Systems, Inc., a Delaware corporation ("DVS" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of DVS for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 22, 2001 at 4:00 p.m., local time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at offices of Wilson Sonsini Goodrich & Rosati which are located at 950 Page Mill Road, Palo Alto, CA 94304. The Company's principal executive offices are located at 688 W. Dana Street, Mountain View, CA 94041. The Company's telephone number at that address is (650) 564-9699.

This Proxy Statement, the accompanying form of proxy card and the Company's Annual Report on Form 10-KSB are first being mailed on or about May 3, 2001 to all holders of Common Stock entitled to vote at the meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of DVS's Common Stock at the close of business on April 27, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 6,312,487 shares of DVS Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of DVS's Common Stock, see "Share Ownership by Principal Stockholders and Management."

Quorum; Required Vote

The required quorum for the transaction of business at the Annual Meeting is a majority of the Shares outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter.

While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, any broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Voting

Voting by attending the meeting. A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the meeting should bring proof of identification for entrance to the meeting.

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of proxy. Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked (1) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case later dated than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Digital Video Systems, Inc., 688 W. Dana Street, Mountain View, CA 94041, Attention: Corporate Secretary.

Expenses of Solicitation

DVS will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, email, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Stockholder Proposals

Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 2002 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than February 22, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"). The rules of the Securities Exchange Commission (the "SEC") provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of stockholders if the proponent fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a proponent does not notify the Company on or before May 8, 2001 of a proposal for the 2001 Annual Meeting, management may use its discretionary voting authority to vote on such proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company's Board of Directors is currently comprised of eight members. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation.

Nominees for Directors

The Board of Directors has nominated eight directors for re-election as directors. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the re-election of the eight directors listed below. The Company expects that each director will accept such nomination; however, in the event that the nominees are unable or decline to serve as directors at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of the person elected as director will continue until such director's term expires or until such director's successor has been elected and qualified.

The Board of Directors recommends a vote "FOR" the nominees listed below.
Name	Age	Current Position	Director Since
Dr. Edmund Y. Sun	52	Co-Chairman of the Board and Chief Technology Officer	1992
Mali Kuo	47	Co-Chairman of the Board and Chief Executive Officer	1999
Ande Abbott	58	Director	1999
Michael S. Chen	49	Director	1998
Young Sam Cho	47	Director	1998
Philip B. Smith	65	Director	1995
Douglas Watson	49	Director	1998
Jia-Hong Zang	57	Director	1999

Information Regarding Nominees

Dr. Edmund Y. Sun founded the Company in 1992 and has served as its Chairman of the Board since that time. Dr. Sun has also served as Chief Technical Officer of the Company since June 1998. From October 1992 to June 1998, Dr. Sun served as the Company's Chief Executive Officer and from October 1992 to May 1996, he served as the Company's President. Dr. Sun founded C-Cube Microsystems Inc. ("C-Cube"), a public company involved in the development of full-color still and motion picture compression technology, and was its Chief Executive Officer from March 1989 to September 1991, and Chairman of the Board from August 1988 until April 1993. Dr. Sun was also previously a founder, Vice President and Chief Technical Officer of Weitek Corporation, a public company involved in high-speed three-dimensional shaded graphics systems and the use of high speed chips in various computer applications. Dr. Sun is a director of CSS Laboratories Inc., a privately held computer hardware company. Dr. Sun has a Ph.D. in Applied Physics and an M.S. in Electrical Engineering from California Institute of Technology, and a B.S. in Electrophysics from National Chiao-Tung University in Taiwan.

Mali Kuo was appointed as the Company's Chief Executive Officer and Co-Chairman of the Board in February 1999. From 1997 to 1998, she served as Chief Financial Officer and then later as Chief Executive Officer of Well Communications, Inc., a supplier of carrier telecommunications via satellite between the United States and Asia. From 1996 to 1997, she served as Executive Vice President of Unistar Technology Co., the United States representative of a major PCB manufacturer in Taiwan. Ms. Kuo has also been involved with a number of large-scale business and real estate financing projects in the San Francisco Bay Area. Ms. Kuo received her education from Shih Chien College in Taiwan.

Ande Abbott has served as a Director since June 1999. For the past 21 years, Mr. Abbott has worked in Washington D.C. as the Assistant to the International President and Director of Legislation for the International Brotherhood of Boilermakers. He also serves as the Director of the Shipbuilding and Marine Division of this organization. Mr. Abbott has also served on the Executive Board of the Maritime Trades Department of the American Federation of Labor - Congress of Industrial Organizations since 1991. Mr. Abbott also serves on the Department of Labor Trade Advisory Committee and is serving his second year on the Advisory Committee of the Export-Import Bank.

Michael Chen has served as a Director and a member of the Executive Committee since November 1998. He has also served as a Vice President of the Company since November 1999. Prior to that, Mr. Chen served as President of EMEE, Inc., a developer of intelligent electronic devices for automotive applications. Mr. Chen holds a B.S. degree in Physics from National Taiwan University, a M.S. degree and Ph.D. candidacy in Electrical Engineering from Stanford University.

Young Sam Cho has served as a Director since September 1998. Mr. Cho has also been the Director of the Corporate Planning Department of Hyundai since June 1994. From March 1990 until May 1994, Mr. Cho served as General Manager of Hyundai Electronics Europe Gmbh (Hyundai's European Sales Subsidiary). Mr. Cho received a B.A. degree in Business Administration from Seoul National University.

Philip B. Smith has served as a Director of the Company since November 1995. Mr. Smith has been a Vice Chairman of the Board of Spencer Trask Securities Incorporated since 1991. He was formerly a Managing Director of Prudential Securities in its merchant banking division from 1985 to 1991. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership headquartered in New York City, and was the General Partner from 1984 to 1985. From 1981 to 1984, he served as Executive Vice President and Group Executive of the international banking and worldwide corporations group at Irving Trust Company. Prior to joining Irving Trust Company, Mr. Smith was at Citibank for 15 years, where he founded Citicorp Venture Capital and served as its President and Chief Executive Officer. Since 1988, Mr. Smith has been the managing general partner of The Private Equity Partnership, L.P. Mr. Smith is also director of Movie Gallery, Inc., DenAmerica Corp. and KLS Enviro Resources, Inc. Mr. Smith is an adjunct professor at Columbia University Graduate School of Business. Mr. Smith holds a B.S.E. from Princeton University and an M.B.A. from Harvard University.

Douglas Watson has served as a Director and a member of the Executive Committee since November 1998. Mr. Watson is currently President and CEO of Astoria Metal Corporation (AMC), a ship repair and dismantling firm which he founded in 1992, that currently has operations in San Francisco and Long Beach. During the period from 1986 to 1994, Mr. Watson organized and operated many privately-held companies in the areas of finance, real estate, engineering and marine specialty work.

Jia-Hong Zang has served as a Director since November 1999. Since 1995, he has served as President of Universal Metal Resources, Inc., an affiliate of China Metallurgical Import & Export Corporation (CMIEC), a state-owned business involved in international trading of minerals, metals and related equipment, machinery and other products. Mr. Zang received his education from the Department of Steel Engineering of Shijinshan Metallurgical Institute in Beijing, China.

Board Meetings and Committees

During 2000, the Board of Directors held five meetings (including regularly scheduled and special meetings), and no incumbent directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees, if any, of which he or she was a member.

Committees

The Company's compensation committee was formed to make recommendations to the Board of Directors concerning salaries and incentive compensation for officers and employees of the Company. During the calendar year ended December 31, 2000 ("year 2000") the compensation committee consisted of Messrs. Watson, Smith and Abbott. This Committee held three meetings during year 2000.

The audit committee reviews the scope of the audit and other accounting related matters. During year 2000 the Company's audit committee consisted of Messrs. Smith and Watson. This Committee held four meetings during year 2000.

The executive committee is authorized to exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, to the fullest extent permitted by law. The executive committee currently consists of Ms. Kuo, Dr. Sun and Messrs. Watson and Chen. This Committee held four meetings during year 2000.

The Company also has a committee of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee" directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, comprised of Messrs. Smith and Abbott, to make grants of options to executive officers under the Company's stock option plans. This Committee held three meetings during year 2000.

Director Compensation

Non-employee directors receive $15,000 per year as compensation for serving on the Board of Directors, are entitled to participate in the Company's stock option plans, and receive grants of options thereunder to purchase shares of the Company's Common Stock.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On the recommendation of the Audit Committee, the Board of Directors has appointed Burr Pilger & Mayer LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the year ending December 31, 2001, and has determined and recommends that stockholders vote for ratification of such appointment.

Burr Pilger & Mayer LLP has audited our financial statements for the last nine-month period which ended December 31, 2000. A representative of Burr Pilger & Mayer LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" this proposal.

Fee Disclosure

Audit Fees. The aggregate fees billed by Burr Pilger & Mayer LLP for professional services rendered for the audit of the Company's annual financial statements on Form 10-KSB for the nine-month period ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30 and September 30, 2000 were $163,977.

Financial Information Systems Design and Implementation Fees. The aggregate fees billed by Burr Pilger & Mayer LLP for professional services rendered for information technology services design and implementing for the nine-month period ended December 31, 2000 were $0.

All Other Fees. The aggregate fees billed by Burr Pilger & Mayer LLP for services rendered to the Company, other than services described above, for the nine-month period ended December 31, 2000 were $34,463.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

In January 2000, the Company and C.G. Uhlenberg & Co. LLP, discussed a transition of C.G. Uhlenberg & Co. LLP, from its role as the Company's independent auditor to a role as a consultant to the Company with respect to accounting matters. In a letter addressed to the Company dated February 1, 2000, C.G. Uhlenberg & Co. LLP, conveyed its understanding that its new role was to act as a consultant for the Company with respect to general ledger accounting and, as a result, informed the Company that it would no longer be able to act as the Company's independent auditor. Thereafter, discussions ensued between the Company and C.G. Uhlenberg & Co. LLP, as to its role with the Company.

On February 28, 2000, the Company and C.G. Uhlenberg & Co. LLP, completed discussions and agreed that C.G. Uhlenberg & Co. LLP, would cease to be the Company's independent auditor and simultaneously become a consultant to the Company taking full charge of all general ledger activities in the United States and the preparation of the consolidation entries and consolidated financial statements, worldwide.

The report of C.G. Uhlenberg & Co. LLP, accompanying the financial statements for the fiscal year ended March 31, 1999, contained an adverse opinion as to the Company's ability to continue as a going concern, but otherwise contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Chairman of the Audit Committee was aware of the discussions between the Company and C.G. Uhlenberg & Co. LLP, and along with the committee fully approved the new relationship.

In connection with its audit for the fiscal year ended March 31, 1999, and through calendar year 1999, there were no disagreements with C.G. Uhlenberg & Co. LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C.G. Uhlenberg & Co. LLP, would have caused C.G. Uhlenberg & Co. LLP, to make reference thereto in their report on the financial statements for such year.

In a letter to the Company dated October 30, 1999, C.G. Uhlenberg & Co. LLP, advised the Company that in connection with its audit for the year ended March 31, 1999, C.G. Uhlenberg & Co. LLP, had concluded that, due to significant personnel reductions, the Company experienced significant difficulties with its administrative and managerial processes. C.G. Uhlenberg & Co. LLP, further stated that as a result of personnel reductions, the employees and consultants in the Company's finance department did not have sufficient knowledge, experience or authority for the roles they had been asked to perform, including sufficient technical accounting knowledge and thorough knowledge of the Company's accounting system. C.G. Uhlenberg & Co. LLP, however, also advised the Company that such conditions were considered in the performance of their audit of the Company's consolidated financial statements and that such conditions did not affect C.G. Uhlenberg & Co. LLP's report dated June 29, 1999, with respect to those financial statements. This matter was discussed in detail between C.G. Uhlenberg & Co. LLP, and the Chairman of the Company's Audit Committee.

On March 6, 2000, the Company retained Burr, Pilger & Mayer LLP, (or "BPM") as its new independent accountant. The Company authorized C.G. Uhlenberg & Co. LLP, to respond fully to the inquiries of the successor accountant concerning the subject matter above. The Company requested that C.G. Uhlenberg & Co. LLP, furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter was filed subsequently as an exhibit to a Current Report on Form 8-K dated March 7, 2000. The Company requested that Burr, Pilger & Mayer LLP, review the disclosure referenced above and provided Burr, Pilger & Mayer LLP, with the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or any statements with which it does not agree that were made by the Company in such disclosure. A copy of such letter was filed as an exhibit to a Form 8-K, dated March 7, 2000.

On June 16, 2000, BPM delivered a letter advising the Company that effective as of that date, BPM had resigned as the Company's independent auditors. The primary reason stated for the resignation was continued nonpayment of outstanding professional service fees. The letter also highlighted certain accounting matters that remained unresolved and which may be deemed "reportable events," as that term is defined by Item 304(a)(1)(v) of Regulation S-B. These issues included:

1. The timing of revenue recognition of the consideration for the sale of an option to purchase a 20% interest in the Company's wholly- owned Korean subsidiary; and

2. Upon exercise of the option described in Item 1 above, recordation of the cost basis of the investment in the Korean subsidiary and an adjustment to the amount of gain recognized on the transaction; and

3. Accounting recognition of the minority interest in the Korean subsidiary subsequent to the exercise of the purchase option; and

4. Establishment of an appropriate estimated useful life for the amortization of purchased technology which was changed from three years to fifteen years during the fiscal year ended March 31, 2000.

The Chairman of the Audit Committee and BPM discussed the resolution of these matters and upon review, the Company agreed with BPM's recommendation with respect to each issue. Accordingly, the audited consolidated financial statements for the fiscal year ended March 31, 2000, incorporated the recommended accounting treatment for each of these matters.

Between June 19, 2000, and June 29, 2000, there were a number of discussions between the Chairman of the Company's Audit Committee, and members of senior management of BPM. As noted above, those discussions resulted in the resolution of the issues raised in the June 16, 2000, resignation letter, and provided the basis for a mutually satisfactory settlement of all outstanding fees.

On June 29, 2000, the Company paid the outstanding amounts owed to BPM, and the Company and BPM executed a new engagement letter. In a letter to the Office of Chief Accountant of the United States Securities and Exchange Commission, dated August 1, 2000, BPM confirmed that it had agreed to "continue or reengage" as the Company's independent auditors, as of June 29, 2000.

Following its reengagement, BPM completed the audit for the fiscal year ended March 31, 2000, and its report on the audited consolidated financial statements was included in the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on July 31, 2000. The report on the consolidated financial statements for the fiscal year ended March 31, 2000, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Chairman of the Company's Audit Committee directly participated in the discussions and negotiations with BPM on behalf of the Company and approved, pursuant to his delegated authority from the Audit Committee, the settlement with and reengagement of BPM. These actions were then ratified by the Audit Committee, in their entirety.

In connection with the audit for the fiscal year ended March 31, 2000, and through June 16, 2000, there were no disagreements with BPM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BPM would have caused it to make reference thereto in its report on the consolidated financial statements for such fiscal year. The Company requested that BPM furnish it with a letter addressed to the Commission, stating whether or not it agrees with the above statements. That letter was attached as an exhibit to a Current Report on Form 8-K, filed on August 11, 2000.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of DVS's Common Stock as of December 31, 2000 and options vested as of February 28, 2001 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of our outstanding shares of the Company's Common Stock, (2) each of the Company's directors; (3) each of the officers named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 31, 2000, through the exercise of any stock option, exchange of Exchangeable Shares or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

Name	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned
Edmund Sun	784,930	11.5%
Mali Kuo	199,286 (2)	2.9
Ande Abbott	7,143	0.1
Michael Chen	17,172	0.3
Young Sam Cho	13,285 (3)	0.2
Philip B. Smith	33,497	0.5
Douglas Watson	92,559	1.4
Jia Hong Zang	4,167	0.1
Shaun Kang	12,542	0.2
Meng Tek Ung	21,875	0.3
Hyundai Electronics	842,428	12.3
Oregon Power Lending Organization	387,386	5.7
All executive officers and directors as a group		18.0

(1) Based on on 6,003,607 shares outstanding as of December 31, 2000. Excludes Dr. Sun's shares in escrow which he has agreed to cancel.

(2) Consists of options to purchase 199,286 shares of Common Stock exercisable within 60 days of December 31, 2000.

(3) Mr. Cho serves as Hyundai Electronic's representative on the Company's Board of Directors. He disclaims beneficial ownership of 842,428 shares held by Hyundai Electronics. He does not have any right to vote or dispose of any shares owned by Hyundai Electronics. The amount shown includes options to purchase 13,285 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the Nasdaq Stock Market. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received, or written representations from certain reporting persons that no filings on Forms 5 were required for such persons, the Company believes that, during 2000, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements with the following exceptions: Dr. Sun, Ms. Kuo, Messrs. Abott, Chen, Cho, Smith, Watson and Zang filed non-timely Form 4s for certain stock options received during the last year.

EXECUTIVE OFFICERS

Mali Kuo, Chief Executive Officer

Mali Kuo was appointed as the Company's Chief Executive Officer and Co-Chairman of the Board in February 1999. From 1997 to 1998, she served as Chief Financial Officer and then later as Chief Executive Officer of Well Communications, Inc., a supplier of carrier telecommunications via satellite between the United States and Asia. From 1996 to 1997, she served as Executive Vice President of Unistar Technology Co., the United States representative of a major PCB manufacturer in Taiwan. Ms. Kuo has also been involved with a number of large-scale business and real estate financing projects in the San Francisco Bay Area. Ms. Kuo received her education from Shih Chien College in Taiwan.

Edmund Y. Sun, Ph.D., Chief Technical Officer

Dr. Edmund Y. Sun founded the Company in 1992 and has served as its Chairman of the Board since that time. Dr. Sun has also served as Chief Technical Officer of the Company since June 1998. From October 1992 to June 1998, Dr. Sun served as the Company's Chief Executive Officer and from October 1992 to May 1996, he served as the Company's President. Dr. Sun founded C-Cube Microsystems Inc. ("C-Cube"), a public company involved in the development of full-color still and motion picture compression technology, and was its Chief Executive Officer from March 1989 to September 1991, and Chairman of the Board from August 1988 until April 1993. Dr. Sun was also previously a founder, Vice President and Chief Technical Officer of Weitek Corporation, a public company involved in high-speed three-dimensional shaded graphics systems and the use of high speed chips in various computer applications. Dr. Sun is a director of CSS Laboratories Inc., a privately held computer hardware company. Dr. Sun has a Ph.D. in Applied Physics and an M.S. in Electrical Engineering from California Institute of Technology, and a B.S. in Electrophysics from National Chiao-Tung University in Taiwan.

Robert Baker, Controller

Robert Baker joined the Company in May 1997 as the Corporate Controller. From October 1994 to March 1997, Mr. Baker was the Chief Financial Officer of Shape, Inc., a manufacturer of home video entertainment and computer related products. From 1987 to 1994, Mr. Baker was President and Chief Executive Officer of Technology Service Group, Inc., a developer and manufacturer of payphones for the Bell operating companies and large independent telephone companies.

Shaun Kang, Vice President of Sales

Shaun Kang has 20 years of experience in the marketing and sales of information products, mostly with Hyundai Electronics Industrial Co., Ltd., where he served as the General Manager of PC Sales, Monitor Sales and Workstation Sales Departments, as well as the General Manager of Axil Workstation Europe, a subsidiary of Hyundai in Germany. He joined the Company as Vice President of Marketing and Sales of DVS Korea Co., Ltd. in June 1998 and transferred to the Company's offices in the United States as Vice President of Sales in June 1999. Beginning in May 2000 he has also served as President of DVS Sales, Inc., a wholly-owned subsidiary of the Company. Mr. Kang received his MBA from Oaklahoma City University.

Meng Tek Ung, Director of Engineering

Meng Tek Ung has 18 years of industrial experience in various engineering fields, including 11 years working for Bull S. A. Inc., Bull Transac, Inc., and Transac Alcatel, Inc. in France, before joining DVS in 1994. Mr. Ung has been instrumental in product development and project management for products and technologies relating to Network Video Servers, MPEG, VCD and DVD. Currently he also serves as President of Vicomp Technology Inc., a wholly-owned subsidiary of DVS. Mr. Ung received his College Certificate in Electronics from Diderot's Technical College, College Certificate in Computer Science from Conservatoire Nationale des Arts et Metiers and B.S. in Software Engineering from St. Quentin-en-Yveline University in France.

Michael Chen, Vice President of Operations

Michael Chen has served as a Director and a member of the Executive Committee since November 1998. He also served as a Vice President of the Company since November 1999. Prior to that, Mr. Chen served as President of EMEE, Inc., a developer of intelligent electronic devices for automotive applications. Mr. Chen holds a B.S. degree in Physics from National Taiwan University, a M.S. degree and Ph.D. candidacy in Electrical Engineering from Stanford University.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the calendar years ended December 31, 2000, 1999 and 1998 paid by the Company to its Chief Executive Officer and the other executive officers of the Company who earned in excess of $100,000 (collectively, the "Named Officers") based on salary and bonus for the twelve months ended December 31, 2000.

	Annual Compensation(1)			Long-Term Compensation Awards
				Number of Shares Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options
Mali Kuo	2000	150,000 (2)	0	0 (2)
Chief Executive Officer	1999	126,154 (2)	0	85,714 (2)
	1998	0	0	0

Shaun Kang	2000	119,913	0	0
Vice President of Sales &	1999	23,546	0	21,429
President of DVS Sales, Inc.	1998	0	0	7,429

Meng Tek Ung	2000	129,744	0	0
Vice President of Engineering &	1999	89,687	0	34,286
President of Vicomp Technology, Inc.	1998	74,148	0	0

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits received by the foregoing executive officers which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the foregoing executive officers of the Company, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's cash compensation in the table.

(2) The amounts for Ms. Kuo's salary were accrued in the Company's financial statements. However, Ms. Kuo received $25,000 in 2000, with the unpaid amounts voluntarily deferred. The number of shares underlying options includes 28,571 and 57,143 shares for options granted in fiscal years ended March 31, 2000 and 1999, respectively, for her employment as the CEO. It does not include options for 71,429 shares granted to her for her service as Co-Chairman of the Board of Directors from February 1999. It also does not include 75,000 shares underlying warrants granted in December 2000 and 250,000 shares underlying options granted prior to her employment with the Company pursuant to a Finder's Agreement.

Option Grants in Last Year

The following table sets forth, as to the Named Officers, information concerning stock options granted during the year ended December 31, 2000.

	Individual Grants
Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% 10%
Mali Kuo	0	0%	-	-	-	-
Shaun Kang	0	0%	-	-	-	-
Meng Tek Ung	0	0%	-	-	-	-

Option Exercises and Holdings

The following table sets forth, as to the Named Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2000.

Aggregated Option Exercises in Last Year And Year-End Option Values
		Number of Shares Underlying Unexercised Options at Year-End			Value of Unexercised In-The-Money Options at Year-End (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mali Kuo	0	0	85,714	0	$0*	$0*
Shaun Kang	0	0	11,339	17,518	$0*	$0*
Meng Tek Ung	0	0	20,447	20,000	$12,489	$0*

  Market value of underlying securities based on the closing price of the Company's Common Stock on December 31, 2000 (the last trading day of 2000.)

* Options exercise prices were higher than the closing price of the Company's Common Stock on December 31, 2000.

Employment and Consulting Agreements

In February 1999, the Company entered into an employment agreement with Ms. Mali Kuo, pursuant to which the Company granted Ms. Kuo, options to purchase 57,142 shares of the Company's Common Stock. Although such options vest at a rate of 25% per quarter, she may not exercise such options until February 2001, when and if her options fully vest. If her service as Chief Executive Officer terminates before such options are fully vested, she may not exercise any vested options until on and after the second anniversary of the last vesting date on which Ms. Kuo served as the Company's Chief Executive Officer. The exercise date may be accelerated under certain circumstances based on the Company's stock price performance. Also, under the agreement, Ms. Kuo shall receive an annual salary of $150,000.

CERTAIN TRANSACTIONS

The Company borrowed $1,000,000 from Edmund and Jane Sun in June 1998. The loan was converted into 190,211 shares of the Company's common stock in August 1998 and Dr. and Mrs. Sun received registration rights for these shares.

In June 1998, the Company acquired a perpetual, worldwide, royalty-free license to DVD-ROM technology from Hyundai Electronics in exchange for 285,714 shares of the Company's Common Stock. In addition, the Company, through a new, wholly-owned subsidiary, DVS-Korea, completed the acquisition of DVD-ROM manufacturing capabilities, a related research and development team and management from Hyundai Electronics for $1,000,000 cash. Hyundai Electronics is a beneficial owner of the company's common stock and Young Sam Cho, a director of the Company, is an employee of Hyundai Electronics. The Company believes that the terms of this acquisition were fair to the Company in the best interests of the Company. The Company obtained a fairness opinion from Houlihan Lokey Howard and Zukin, Financial Advisors, Inc., a nationally recognized independent valuation firm, with respect to the fairness of the financial terms of the transaction to the Company.

On January 8, 1999, prior to the time Ms. Mali Kuo became a director or an officer of the Company, she entered into a finder's agreement (the "Finder's Agreement") with the Company. Pursuant to the Finder's Agreement, Ms. Kuo was authorized to introduce a specified group of prospective investors and lenders to the Company. The Finder's Agreement provides that Ms. Kuo shall be compensated through the grant of options for private placements of debt or equity, or credit lines that she arranges under certain conditions. Options to purchase 42,143 shares of Common Stock are vested pursuant to the Finder's Agreement. The exercise price is $6.37 per share.

On September 30, 1999, the Company entered into an Asset Purchase and Option Agreement ("the Agreement") with Oregon Power Lending Organization. ("OPLI"), a beneficial owner of the Company's common stock. Pursuant to the Agreement, the Company sold the assets used in its Digital Video Business, which were comprised of the Ad Insertion Business and the Video on Demand Businesses to OPLI. The purchase price of the Purchased Assets and the Option to acquire 212,000 shares (the Option Shares) of the common stock of DVS Korea was $3.45 million. The Purchased Assets were valued at $2.7 million and the Option at $0.75 million, which includes $0.5 million to be paid in cash to exercise the Option. The purchase price was paid by delivery of a promissory note in the principal amount of $3.45 million (the "Note"). Principal on the Note is payable in 36 equal monthly installments commencing on October 31, 1999. The unpaid principal balance of the Note bears interest at an annual rate of 7%. The Note is secured by a first priority security interest in favor of the Company in the Purchased Assets and a first priority pledge in favor of the Company of 862,500 shares of common stock of the Company. The pledged shares shall be reduced proportionately with payment. In November 1999, the Company and OPLI entered into an agreement for prepayment of the Note, whereby OPLI made advance payment for the Note and exercised its right to acquire the Option Shares, by paying $1.36 million in cash to the Company. In consideration of the prepayment, no installment was due thereafter until October 2000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary role of the Audit Committee is to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process. The Board of Directors has determined that each member of the Audit Committee is "independent" as required by the listing standards of the Nasdaq National Market. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included in this Proxy Statement as Appendix A. In the performance of its oversight function, the Audit Committee has:

    reviewed and discussed the audited financial statements with management;

    discussed with Burr Pilger & Mayer LLP, its independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

    received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect;

    considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by Burr Pilger & Mayer LLP is compatible with maintaining Burr Pilger & Mayer LLP's independence and has discussed with Burr Pilger & Mayer LLP the auditors' independence.

Based upon the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Philip Smith

Douglas T. Watson

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgement on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, execute and return, at your earliest convenience, the enclosed proxy card in the envelope which has also been enclosed.

THE BOARD OF DIRECTORS

Mountain View, California
May 3, 2001

APPENDIX A

DIGITAL VIDEO SYSTEMS, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

DIGITAL VIDEO SYSTEMS, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Digital Video Systems, Inc. (the "Company") shall be:

    to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

    to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

    to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least two members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

    Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

    Reviewing fee arrangements with the independent auditors;

    Reviewing the independent auditors' proposed audit scope, approach and independence;

    Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

    Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

    Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-QSB, using professional standards and procedures for conducting such reviews;

    Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

    Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-KSB;

    Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-B and Item 7(e) (3) of Schedule 14A;

    Reviewing the Audit Committee's own structure, processes and membership requirements; and

    Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-B and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

APPENDIX B

PROXY

DIGITAL VIDEO SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 22, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF DIGITAL VIDEO SYSTEMS, INC.

PROXY - The undersigned stockholder of Digital Video Systems, Inc., a Delaware corporation, hereby acknowledges receipt of the 2000 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated May 3, 2001, for the Annual Meeting of Stockholders of Digital Video Systems, Inc. to be held on June 22, 2001 at 4:00 p.m., local time at the Offices of Wilson Sonsini Goodrich & Rosati, located at 950 Page Mill Road, Palo Alto, CA 94304, and revoking all prior proxies, hereby appoints Mali Kuo and Michael Chen, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Digital Video Systems, Inc., held on record by the undersigned on April 27, 2001 at the Annual Meeting to be held on June 22, 2001, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR the election of directors and proposals 2 and 3.

SEE REVERSE SIDE

Please mark votes as in this example [X]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1. Election of all nominees listed below to the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

NOMINEES: Edmund Y. Sun, Mali Kuo, Ande Abbott, Michael S. Chen, Young Sam Cho, Philip B. Smith, Douglas T. Watson and Jia-Hong Zang

[    ] FOR ALL NOMINEES

[    ] WITHHELD FROM ALL NOMINEES

[    ] _______________________________

For all nominees except as noted above

2. To ratify the appointment of Burr Pilger & Mayer LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

[    ] FOR [    ] AGAINST [    ] ABSTAIN

3. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

[    ] Mark here for address change and note below

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.)

Signature: ________________________________ Date: __________________

Signature: ________________________________ Date: __________________